Exhibit 99.2

Encore Capital Group, Inc.
Supplemental Financial Information
Reconciliation of GAAP Net Income to
Net Income Excluding One-Time Benefits and Charges
For the Quarters Ended December 31, 2003 and 2002
(in thousands)

	For the Quarter Ended,

	Dec 31	Sep 30	Jun 30	Mar 31

2003
GAAP, as reported	$3,841	$3,104	$3,309	$8,166
Gain on settlement of litigation	–	–	–	(4,376)
Write off of deferred costs	528	–	–	–

Net income, excluding
one-time benefits and charges	$4,369	$3,104	$3,309	$3,790

2002
GAAP, as reported	$10,343	$2,521	$692	$233
Benefit from restoration
of net deferred tax assets	(8,830)	(914)	(184)	41

Net income, excluding
one-time benefits and charges	$1,513	$1,607	$508	$274

Encore Capital Group, Inc.
Supplemental Financial Information
Reconciliation of GAAP Interest Expense and Weighted Average Effective Interest to
Interest Expense and Weighted Average Effective Interest Excluding One-Time Charges
For the Year and Quarter Ended December 31, 2003
(in thousands, except percentages)

	Interest Expense	Weighted Average Effective Interest Rate

For the Year Ended December 31, 2003
GAAP, as reported	$20,479	49.1%
Write off of deferred costs	(870)	(2.1)

Excluding one-time charges	$19,609	47.0%

For the Quarter Ended December 31, 2003
GAAP, as reported	$6,622	69.8%
Write off of deferred costs	(870)	(9.2)

Excluding one-time charges	$5,752	60.6%